Exhibit 10.1

AMENDMENT TO CONTRACT P00813

BETWEEN

THE SECRETARY OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES

AND

WellCare of New York, Inc.

Pursuant to the provisions of Sections 1851 through 1859 of the Social Security Act, the contract between the Secretary of the U.S. Department of Health and Human Services and WellCare of New York, Inc., is hereby amended as follows:

Article II: Coordinated Care Plan

The service area for H3361 is expanded to include Orange County in the Sate of New

York.

This amendment will be in force effective August 1, 2005.

07/6/05	/s/ Sue Kelly

DATE	for James T. Kerr Regional Administrator Centers for Medicare & Medicaid Services

05/25/05	/s/ Todd S. Farha

DATE	Todd Farha President & CEO WellCare of New York, Inc.